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                          GENERAL MOTORS CORPORATION


                                   FORM 8-K

                                CURRENT REPORT

                        DATE OF REPORT - MAY 30, 1995

                         FILED PURSUANT TO SECTION 13

                                    OF THE

                       SECURITIES EXCHANGE ACT OF 1934
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                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004



                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report
(Date of earliest event reported)  May 30, 1995
                                   -------------


                          GENERAL MOTORS CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     STATE OF DELAWARE                  1-143                   38-0572515
- ----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)    (I.R.S Employer
 of incorporation)                                           Identification No.)


   767 Fifth Avenue, New York, New York                          10153-0075
3044 West Grand Boulevard, Detroit, Michigan                     48202-3091
- --------------------------------------------                     ----------
  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code            (313)-556-5000
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ITEM 5.  OTHER EVENTS.

(a) On May 30, 1995, Electronic Data Systems Corporation ("EDS") and A.T. Kearney issued press releases announcing that they are engaged in discussions regarding the possibility of an acquisition of A.T. Kearney by EDS. If a transaction were to occur, it is expected that EDS' management consulting business would merge with A.T. Kearney to create a new EDS-owned management consulting subsidiary. A.T. Kearney, headquartered in Chicago, is an international management consulting firm with approximately 1900 professional consulting and administrative employees in offices throughout the Americas, Europe, Asia and Australia. EDS' consulting unit was formed in 1993 and has rapidly grown to more than 1600 professionals organized by industry expertise and delivering a complete spectrum of consulting services globally.

EDS believes that the proposed transactions if consummated upon terms currently under discussion, would be minimally dilutive to EDS earnings per share of General Motors Class E Common Stock in 1995, at least neutral in 1996, and accretive thereafter. However, no assurance can be made as to actual effects of a transaction, if consummated, on EDS' earnings, since no agreement has been reached, and since such predictions rely on assumptions and estimates concerning the ability of the consulting subsidiary to attain certain revenues, synergies, cost savings and other matters over significant periods of time.

Assuming that discussion of a transaction continues, the parties contemplate that initially a letter of intent would be executed which would be subject to the execution of definitive merger agreements. Thereafter, the transaction would be subject to the approval of the boards of directors of A.T. Kearney, EDS and General Motors and the stockholders of A.T. Kearney, as well as to certain regulatory approvals. There can be no assurance as to the final terms of any transaction, that a letter of intent or definitive merger agreements will be entered into or that a transaction will be consummated.

(b) On May 30, 1995, Moody's Investors Service (Moody's) issued a press release announcing that it had raised the credit ratings of General Motors Corporation (GM), General Motors Acceptance Corporation (GMAC), Hughes Electronics Corporation (Hughes) and certain related affiliates. In this action, the credit rating of GMAC's commercial paper was also raised. The ratings for commercial paper and term debt of Electronic Data Systems Corporation and the rating for the commercial paper of Hughes were not affected by the action announced by Moody's.

In the action announced by Moody's, the rating of senior debt issued by GM, GMAC and certain of their affiliates was raised to A3 from Baa1. Moody's defines A3 bonds as having "upper-medium grade" quality, whereas the Baa1 rating signifies "medium grade" quality. The rating for GM preference stock was upgraded two levels, to baa1 from baa3 (baa3 is the lowest investment grade category). The rating of commercial paper issued by GMAC was raised to P-1 from P-2. Moody's employs its P-1 rating to indicate that an issuer's ability to repay is superior relative to other issuers, while the P-2 rating indicates that the issuer has a strong ability for repayment relative to other issuers.

In response to Moody's action, GM's Executive Vice President and Chief Financial Officer, J. Michael Losh, stated that "GM is extremely pleased that Moody's has upgraded its ratings of GM for both long term and short term credit. We're especially pleased with the upgraded rating of GMAC's commercial paper, as this will enhance GMAC's financial flexibility and competitiveness. The significant improvement in GM's profitability, its balance sheet position, and its cash flow generation, as well as its long-term business strategies, clearly demonstrate that General Motors earned these upgrades. However, GM will not be satisfied until we have restored our credit ratings to a superior (strong A) level."


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GENERAL MOTORS CORPORATION
                                                --------------------------
                                                       (Registrant)



Date   June 1, 1995                             By
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                                                /s/ Leon J. Krain
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                                                (Leon J. Krain, Vice President
                                                and Group Executive)